EXHIBIT 23.2

15 Warren Street, Suite 25
Hackensack, NJ 07601
(201) 342-342-7753
Fax: (201) 342-7598
E-mail: paritz@paritz.com
Paritz & Company, P.A.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
BioZone Pharmaceuticals, Inc.
550 Sylvan Avenue, Suite 101
Englewood Cliffs, NJ   07632

Gentlemen:

We consent to the incorporation of our following reports in this Registration Statement on Form S-1 of BioZone Pharmaceuticals, Inc.:

Consolidated financial statements of BioZone Laboratories, Inc. our report dated August 25, 2011, except as to the last paragraph of Note 13, which is dated September 9, 2011.

Financial statements of Equalan Pharma, LLC our report dated August 25, 2011, except as to the last paragraph of Note 6, which is dated September 9, 2011.

Financial statements of Equachem, LLC our report dated August 25, 2011.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Paritz & Company, PA
Paritz & Company, P.A.
Hackensack, New Jersey
September 20, 2011